                                                                   EXHIBIT 10.20



                                AMENDMENT NO. 5



     THIS AMENDMENT NO. 5 (the "Amendment") dated as of May 13, 1999, to the
                                ---------
Credit Agreement referenced below, is by and among PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation, PEDIATRIC SERVICES OF AMERICA, INC., a Delaware corporation, the subsidiaries and affiliates identified herein, the lenders identified herein, and NATIONSBANK, N.A., as Administrative Agent. Terms used but no otherwise defined shall have the meanings provided in the Credit Agreement.



                              W I T N E S S E T H



     WHEREAS, a credit facility has been established in favor of Pediatric Services of America, Inc., a Georgia corporation (the "Borrower") pursuant to
                                                       --------
the terms of that Credit Agreement dated as of August 13, 1997 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders
               ----------------
identified therein, and NationsBank, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement;

     WHEREAS, the requested amendments require the consent of the Required Lenders;

     WHEREAS, the Required Lenders, for and on behalf of the Lenders, have agreed to the requested amendments on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:

     1.  The Credit Agreement is amended and modified in the following respects:

          1.1 The following definitions in Section 1.1 are amended and modified to read as follows:

               "Aggregate Revolving Committed Amount" means aggregate amount of
                ------------------------------------
          Revolving Commitments in effect from time to time, being from May 13, 1999 (the date of Amendment No. 5), and
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          thereafter, SIXTY-FIVE MILLION DOLLARS ($65,000,000).

               "EBITDA" means for any period, the sum of net income (exclusive
                ------
          of extraordinary gains and losses and related tax effects on any such excluded gains and losses), plus, to the extent deducted in arriving
                                      ----
          at net income, the sum of the following: (a) interest expense (including amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions) plus (b) all provisions for
                                             ----
          Federal, state or other domestic and foreign income taxes plus (c)
                                                                    ----
          depreciation and amortization, plus (d) special non-cash charges of up
                                         ----
          to (i) $21,000,000 for asset impairment and $4,000,000 of incremental provision for doubtful accounts taken against earnings in the second fiscal quarter of 1999, (ii) $5,000,000 for asset impairment and $20,000,000 for incremental provision for doubtful accounts in the third fiscal quarter of 1999, and (iii) $1,200,000 for non-recurring costs related to the closing of locations in the fourth quarter of 1999, in each case determined in accordance with GAAP applied on a consistent basis.

               "Interest Payment Date" means the last day of each month and the
                ---------------------
          Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

     In addition, the definition of "Permitted Investments" is amended and modified by deleting subsection (xiv), adding the word "and" before "(xiii)", and a period after "(xiii)".

          1.2  Amendment Fee.  The Borrower agrees to pay to the Administrative
               -------------
     Agent for the ratable benefit of the Lenders an amendment fee ("Amendment Fee") in the amount of $325,000, fully earned on the date of this Amendment, one-half of which shall be due and payable on May 13, 1999, and one-half of which shall be due and payable on the earlier of (a) the date all Obligations are paid in full and each Lender's Revolving Commitment is terminated, and (b) August 15, 1999.

          1.3 Borrower, Swing Line Lender, and Lenders hereby agree that the Swing Line Commitment is terminated, effective immediately.

          1.4 Notwithstanding anything in the Credit Agreement or in any other Loan Document, the Borrower may not request, and Administrative Agent and Lenders will not make, Eurodollar Loans, and each Eurodollar

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     Loan outstanding on the date hereof shall be converted to a Base Rate Loan, effective immediately.

          1.5 Section 7.2 is amended by adding the following subparagraphs (f) and (g):

               (f) Promptly after each such development occurs, detailed information with respect to significant developments in any material transaction, and in any event, information with respect to progress in connection with that transaction in a conference call held not less frequently than once every other week, in addition to such other written and verbal information with respect thereto as any Lender shall reasonably request.

               (g) Weekly Cash Report.  On or before Wednesday of the following
                   ------------------
          week, a weekly cash receipts and disbursements report for the preceding week in form and substance satisfactory to Required Lenders.

          1.6 The financial covenants in Section 7.9 are amended in their entirety to read as follows:

               7.9  Financial Covenants.
                    -------------------

               (a) Consolidated Leverage Ratio.  As of the end of each fiscal
                   ---------------------------
          quarter to occur during the periods set forth below, the Consolidated Leverage Ratio shall be not greater than:

               January 1, 1999 through March 31, 1999       10.00:1.0
               April 1, 1999 through June 30, 1999          13.00:1.0
               July 1, 1999 through September 30, 1999       8.00:1.0
               October 1, 1999 through December 31, 1999     6.00:1.0
               January 1, 2000 through March 31, 2000        4.00:1.0
               April 1, 2000 and thereafter                  3.50:1.0

               (b) Consolidated Fixed Charge Coverage Ratio.  As of the end of
                   ----------------------------------------
          each fiscal quarter to occur during the periods set forth below, the Consolidated Fixed Charge Coverage Ratio shall be not less than:

               January 1, 2000 and thereafter                1.40:1.0

               (c) Consolidated Net Worth.  On March 31, 2000, and at all times
                   ----------------------
          thereafter, Consolidated Net Worth shall be not less than the sum of 85% of Consolidated Net Worth as of the Closing Date
          plus on the last day of each fiscal quarter to occur after the Closing
          ----
          Date, 50% of Consolidated Net Income for the fiscal quarter then ended (but not less than zero), such increases to be cumulative, plus 75% of
                                                                     ----
          the net proceeds from Equity Transactions (including for purposes hereof, any increases in shareholder equity on account of acquisitions made by issuance of stock or stock swap) occurring after the Closing Date.

               (d) Consolidated Senior Leverage Ratio.  As of the end of each
                   ----------------------------------
          fiscal quarter to occur during the periods set forth below, the Consolidated Senior Leverage Ratio shall be not greater than:

               January 1, 1999 through March 31, 1999       5.00:1.0
               April 1, 1999 through June 30, 1999          6.00:1.0
               July 1, 1999 through September 30, 1999      4.00:1.0
               October 1, 1999 through December 31, 1999    3.00:1.0
               January 1, 2000 and thereafter               1.75:1.0

               (e) Capital Expenditures.  The aggregate amount of capital
                   --------------------
          expenditures made or incurred by members of the Consolidated Group during the fiscal quarters set forth below shall not exceed:

               Fiscal Quarter ending on or about March 31, 1999       $900,000
               Fiscal Quarter ending on or about June 30, 1999
               and thereafter                                       $1,500,000

          The unused portion of capital expenditures permitted but not used in any fiscal quarter may be carried over and used in the next fiscal quarter (one quarter carry-over).

               (f) Days Sales Outstanding.  As of the end of each fiscal quarter
                   ----------------------
          to occur during the periods set forth below, Days Sales Outstanding of the Consolidated Group for the lines of business set forth below shall not be greater than:

               medical services business
               -------------------------

               January 1, 1999 through March 31, 1999                  130 days
               April 1, 1999 through June 30, 1999                     105 days
               July 1, 1999 through September 30, 1999                 110 days
               October 1, 1999 through December 31, 1999 and
               thereafter                                              115 days

               paramedical testing business
               ----------------------------

               January 1, 1999 through March 31, 1999                   110 days
               April 1, 1999 through June 30, 1999                      110 days
               July 1, 1999 through September 30, 1999                  105 days
               October 1, 1999 through December 31, 1999 and
               thereafter                                               100 days

          provided, however, that Days Sales Outstanding for the medical services business assume a $20,000,000 special incremental charge in the third fiscal quarter of 1999 for doubtful accounts; to the extent such charge shall be less than $20,000,000, minimum Days Sales Outstanding will increase to an amount demonstrated by the Borrower to be reasonable and a direct result of not taking such charge in a schedule attached to the Officer's Certificate required to be delivered for that quarter pursuant to Section 7.2(b).

               (g) Consolidated EBITDA.  From January 1, 1999 through the end of
                   -------------------
          each of the following months, Consolidated EBITDA on a cumulative basis shall not be less than the following:

               March, 1999         2,100,000
               April, 1999         2,400,000
               May, 1999           3,100,000
               June, 1999          5,400,000
               July, 1999          5,900,000
               August, 1999        6,900,000
               September, 1999    10,500,000
               October, 1999      11,300,000
               November, 1999     12,900,000
               December, 1999     18,700,000
               January, 2000      19,500,000
               February, 2000     21,100,000
               March, 2000        26,900,000

          1.7 Subparagraph (h) of Section 8.1 is hereby amended in its entirety to read as follows:

               (h) other unsecured Indebtedness of the Company and/or the Borrower incurred before May 6, 1999 of up to $10,000,000 in the aggregate at any time outstanding; and

          1.8 Subparagraphs (a) and (c) of Section 8.4 are hereby amended in their entirety to read as follows:

               (a) Enter into a transaction of merger or consolidation.

               (c) Other than in connection with the Non-Qualified Plan, after May 6, 1999, acquire all or any portion of the capital stock or other ownership interest in any Person or all or any substantial portion of the assets, property and/or operations of a Person.

          1.9 Section 8.10 is hereby amended in its entirety to read as follows:

               8.10  Restricted Payments.
                     -------------------

               Other than with respect to the Non-Qualified Plan, and share guaranty payments to Medical Equipment and Supply, Inc., in the amount of $289,942.38 each on June 1, 1999, and July 15, 1999, and share guaranty payments to Pediatric Nursing Service, Inc., in the amount of $129,088.84, on May 20, 1999, make or permit any Restricted Payments.

     2. In accordance with the provisions of Section 3.4(a) of the Credit Agreement, the Revolving Commitments are hereby permanently reduced by FIVE MILLION DOLLARS ($5,000,000) to a revised Aggregate Revolving Committed Amount of SIXTY-FIVE MILLION DOLLARS ($65,000,000), subject to further reduction as provided in the definition of "Aggregate Revolving Committed Amount" and as otherwise provided in the Credit Agreement.

     3. This Amendment shall be effective upon satisfaction of the following conditions:

          (a) execution of this Amendment by the Credit Parties and the Required Lenders;

          (b) receipt by the Administrative Agent of legal opinions of counsel to the Credit Parties relating to this Amendment; and

          (c) receipt by the Administrative Agent for the ratable benefit of the Lenders the amount of $162,500, being one-half of the Amendment Fee.

     4. Each of the Credit Parties hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform under this Agreement, (iii) it has no claims, counterclaims, offsets or defenses to the Credit Documents, and the performance of its obligations thereunder, or if it has any such claims, counterclaims, offsets or defenses, they are hereby waived, relinquished and released in consideration of the execution and delivery of this Agreement by the Required Lenders, (iv) after giving effect to this Amendment, the representations and warranties in Section 6 of the Credit Agreement are true and correct in all material respects (except (x) those which expressly relate to an earlier period and, (y) with respect to Section 6.6, to the extent disclosed to the Lenders in a letter dated March 15, 1999, describing litigation which, if adversely determined, would reasonably be expected to have a Material Adverse Effect), and (v) after giving effect to this Amendment, no Default or Events of Default has occurred or is continuing.

     5. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the Credit Agreement, including without limitation the reasonable fees and expenses of counsel and financial consultants to the Administrative Agent and Lenders.

     6. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

     7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     8. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.



     [Remainder of Page Intentionally Left Blank - Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




BORROWER:           PEDIATRIC SERVICES OF AMERICA, INC.,
--------            a Georgia corporation



                    By:  /s/ James McNeill
                         -----------------
                    Name:  James McNeill
                    Title:  Senior Vice President and Chief Financial Officer




GUARANTORS:         PEDIATRIC SERVICES OF AMERICA, INC.,
----------          a Delaware corporation



                    By:  /s/ James McNeill
                         -----------------
                    Name:  James McNeill
                    Title:  Senior Vice President and Chief Financial Officer



                    PSA LICENSING CORPORATION,
                    a Delaware corporation
                    PSA PROPERTIES CORPORATION,
                    a Delaware corporation



                    By:  /s/ Susan E. Dignan
                         -------------------
                    Name:  Susan E. Dignan
                    Title:  President for each for the foregoing



                    PEDIATRIC SERVICES OF AMERICA (CONNECTICUT), INC., a Connecticut corporation
                    PREMIER MEDICAL SERVICES, INC.,
                    a Nevada corporation
                    PEDIATRIC HOME NURSING SERVICES, INC.,
                    a New York corporation
                    PEDIATRIC PARTNERS, INC.,
                    a Delaware corporation
                    PARAMEDICAL SERVICES OF AMERICA, INC.,
                    a California corporation
                    PREMIER NURSE STAFFING, INC.,
                    a Nevada corporation
                    PREMIER CERTIFIED HOME HEALTH SERVICES, INC., a Nevada corporation
                    ARO HEALTH SERVICES, INC.,
                    a Washington corporation


                    By:  /s/ Joseph D. Sansone
                         ---------------------
                    Name:  Joseph D. Sansone
                    Title:  President for each of the foregoing


LENDERS:            NATIONSBANK, N.A.,
-------
                    individually in its capacity as a Lender and in its capacity as Administrative Agent


                    By:  /s/ Jay T. Wampler
                         ------------------
                    Name:  Jay T. Wampler
                           --------------
                    Title:  Managing Director
                            -----------------


                    TORONTO DOMINION (TEXAS), INC.


                    By:
                        ------------------------------
                    Name:
                          ----------------------------
                    Title:
                           ---------------------------


                    PNC BANK, NATIONAL ASSOCIATION


                    By:  /s/ Thomas J. McCool
                         --------------------
                    Name:  Thomas J. McCool
                           ----------------

                    Title:  Senior Vice President
                            ---------------------



                    SUNTRUST BANK, ATLANTA


                    By:
                       --------------------------------
                    Name:
                         ------------------------------
                    Title:
                          -----------------------------


                    MELLON BANK, N.A.


                    By:  /s/ Colleen McCullum
                         --------------------
                    Name:  Colleen McCullum
                           ----------------
                    Title:  Asst Vice President
                            -------------------



                    BANK AUSTRIA CREDITANSTALT CORPORATE
                    FINANCE, INC.


                    By:  /s/ Robert M. Biringer
                         ----------------------
                    Name:  Robert M. Biringer
                           ------------------
                    Title:  Executive Vice President
                            ------------------------


                    By:  /s/ Carl G. Drake
                         -----------------
                    Name:  Carl G. Drake
                           -------------
                    Title:  Vice President
                            --------------